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                          PAIRGAIN TECHNOLOGIES, INC.

                EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE

                                                                                YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------------------------
PRIMARY EARNINGS PER SHARE                                              1995              1994              1993
                                                                  ----------------- ----------------- -----------------
                                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income                                                              $  1,056          $  8,567          $  7,612
                                                                  ================= ================= =================


Calculation of shares outstanding for computing income per share

     Weighted average common and common stock equivalents shares outstanding used in calculating net income per share in
     accordance with generally accepted accounting principles             17,083            15,628            10,807
   Adjustment to reflect requirements of the SEC:
     Effects of SAB 83                                                        --                --             1,753
   Adjustment to reflect the effects of tax benefit repurchase              (263)             (225)              (75)
                                                                  ----------------- ----------------- -----------------

   Shares used in computing net income per share                          16,820            15,403            12,485
                                                                  ================= ================= =================

   Net income per share                                                 $   0.06          $   0.56          $   0.61
                                                                  ================= ================= =================

                                                                                YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------------------------
FULLY DILUTIVE EARNINGS PER SHARE                                       1995              1994              1993
                                                                  ----------------- ----------------- -----------------
                                                                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income                                                              $  1,056          $  8,567          $  7,612
                                                                  ================= ================= =================


Calculation of shares outstanding for computing income per share

     Weighted average common and common stock equivalents shares outstanding used in calculating net income per share in
     accordance with generally accepted accounting principles             17,473            15,876            10,867
   Adjustment to reflect requirements of the SEC:
     Effects of SAB 83                                                        --                --             1,753
   Adjustment to reflect the effects of tax benefit repurchase              (296)             (230)              (75)
                                                                  ----------------- ----------------- -----------------

   Shares used in computing net income per share                          17,177            15,646            12,545
                                                                  ================= ================= =================

   Net income per share                                                 $   0.06          $   0.55          $   0.61
                                                                  ================= ================= =================

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